DEED OF AMENDMENT

Date:     __9 December __2020

Between:

(1) Citibank Europe plc (“Citibank”);

(2) Everest Reinsurance (Bermuda) Limited; and

(3) Everest Reinsurance (Bermuda) Limited UK Branch

(parties (2) and (3) together know as the “Companies”).

1. Background

1.1 On 31 December 2014 a Committed Facility Letter for Issuance of Payment Instruments was signed between Citibank and the Companies, as amended by Letters of Amendment dated 30th November 2015, 30th December 2016, 29th December 2017 and by Deeds of Amendment dated 10th December 2018 and 20th December 2019, and as may be further amended, varied, suppliemented, novated or assigned from time to time  (the “Committed Facility Letter”).

1.2 The Parties have agreed certain amendments to the Committed Facility Letter as detailed in this deed.

1.3 Terms and expressions defined in the Committed Facility Letter shall have the same meanings when used in this deed  unless the context otherwise requires or the contrary is otherwise indicated.

1.4 The parties to this deed  hereby agree that from the Effective Date (as defined below) the rights and obligations of the parties under the Committed Facility Letter and the terms of the Committed Facility Letter shall be amended as specifically set out below.

2. Effective Date

The following amendments shall take effect on and from 31st December 2020 (“Effective Date”).

3. Amendments

With effect from the Effective Date, the the following amendments shall be made to the Committed Facility Letter:

(i)      Clause 2 of the Committed Facility Letter shall be amended and restated in its entirety as follows:

“The Facility shall be in a maximum aggregate amount of USD200,000,000.00 (the “Facility Limit”) comprising:

(1)   Letters of Credit with a maximum tenor of 15 months inclusive of any notice period to the beneficiaries

(2)   Letters of Credit with a maximum tenor of 24 months inclusive of any notice period to the beneficiaries.

(1) and (2) above, collectively “Standard LCs”.

(3)   Letters of Credit issued in respect of Funds at Lloyds obligations with a maximum tenor of up to 60 months inclusive of any notice period to the beneficiaries (“FAL LCs”).   The aggregate amount in respect of FAL LCs shall not exceed USD 150,000,000 and shall be made available jointly to the Companies.

For the avoidance of doubt, all or any part of the Facility shall be available to either Company save that a utilisation by one Company shall reduce the remaining availability for itself and the other Company. The aggregate of all utilisations made by the Companies under the Facility shall not exceed the Facility Limit.

No credit will be issued under the Facility after 31st December, 2021 (the “Availability End Date”) and no Credit will be issued under the Facility unless it is expressed to expire no later than 31st December, 2025. (the “Facility Expiry Date”).”

4. Costs and expenses

Each party to this deed  shall bear its own costs and expenses in relation to the amendments agreed pursuant to the terms of this deed.

5. Affirmation and acceptance

5.1 With effect from the Effective Date, the terms and conditions of the Committed Facility Letter shall be read and construed by reference to this deed and all references to the Committed Facility Letter shall be deemed to incorporate the relevant amendments contained within this deed and all references in the Committed Facility Letter  to “this Committed Facility Letter” shall with effect from the Effective Date be references to the Committed Facility Letter as amended by this deed.

5.2 In the event of any conflict between the terms of this deed and the Committed Facility Letter, the terms of this deed shall prevail.

5.3 For the avoidance of doubt, except as amended by the terms of this deed, all of the terms and conditions of the Committed Facility Letter shall continue to apply and remain in full force and effect.

5.5 The Companies shall, at the request of Citibank, do all such acts necessary or desirable to give effect to the amendments effected or to be effected pursuant to the terms of this deed.

6. Continuation of Security

The Companies confirm that, on and after the Effective Date:

(a) notwithstanding the amendments made to the Committed Facility Letter pursuant to this deed, the Pledge Agreement dated 07th April 2005, as amended on 15 March 2006, 10 March 2011, 14 November 2014 between Everest Reinsurance (Bermuda) Ltd and Citibank (the “Pledge Agreement”) and any security granted under it continues in full force and effect; and

b) such Pledge Agreement and security extends to the Committed Facility Letter, as amended pursuant to this deed.

7. Counterparts

This deed may be executed in counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same agreement. This amendment shall take effect as a deed notwithstanding it is signed under hand by Citibank.

8. Third party rights

No person shall have any right to enforce any provision of this deed under the Contracts (Rights of Third Parties) Act 1999.

9. Governing law

This deed (and any non-contractual obligation, dispute, controversy, proceedings or claim of whatever nature arising out of it or in any way relating to this deed or its formation) shall be governed by and construed in accordance with English law.

[signature pages follow]

Signatories to the deed of amendment

EXECUTED AS A DEED BY OR ON BEHALF OF

Everest Reinsurance (Bermuda) Limited UK Branch

and signed by the persons specified on the right

acting in accordance with the laws of United Kingdom,

under the authority of the Company

pursuant to a resolution of Everest Reinsurance (Bermuda) Limited UK Branch

dated:  December 9, 2020:

Signed /S/ NIGEL EDWARDS SMITH Name Nigel Edwards-Smith__ Title Chief Administrative Officer__ Signed /S/ PAUL CLAYDEN Name Paul Clayden________ Title Financial Comptroller_

EXECUTED AS A DEED BY OR ON BEHALF OF

Everest Reinsurance (Bermuda) Limited

and signed by the persons specified on the right

acting in accordance with the laws of Bermuda,

under the authority of the Company

pursuant to a resolution of Everest Reinsurance (Bermuda) Limited dated:  December 9 2020:

Signed /S/ SANJOY MUKHERJEE Name Sanjoy Mukherjee Title Director Signed /S/ DAVID LAWLER Name David Lawler Title Chief Accountant

WE HEREBY CONFIRM OUR ACCEPTANCE ON BEHALF OF CITIBANK:

By:           /S/ NIALL TUCKEY

Name:   Niall Tuckey

Title:      Director